                                 SCHEDULE 14A

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             KEYNOTE SYSTEMS, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)  Title of each class of securities to which transaction applies:

  2)  Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4)  Proposed maximum aggregate value of transaction:

  5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:

  2)  Form, Schedule or Registration Statement No.:

  3)  Filing Party:

  4)  Date Filed:

                        [LOGO OF KEYNOTE SYSTEMS, INC.]

                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403

                                                               January 29, 2001

To Our Stockholders:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Keynote Systems, Inc. to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive in Redwood City, California, on Tuesday, March 6, 2001 at 10:00 a.m., Pacific Time.

   The matters expected to be acted upon at the meeting are described in detail in the following notice of the 2001 Annual Meeting of Stockholders and proxy statement.

   It is important that you use this opportunity to take part in the affairs of Keynote Systems, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We look forward to seeing you at the meeting.

                                          Sincerely,
                                          /s/ Umang Gupta
                                          Umang Gupta
                                          Chairman of the Board and Chief
                                           Executive Officer

                        [LOGO OF KEYNOTE SYSTEMS, INC.]

                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403

                               ----------------

               NOTICE OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Keynote Systems, Inc. will be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive in Redwood City, California, on Tuesday, March 6, 2001 at 10:00 a.m., Pacific Time, for the following purposes:

     1. To elect directors of Keynote Systems, Inc., each to serve until his successor has been elected and qualified or until his earlier resignation or removal;

     2. To ratify the selection of KPMG LLP as independent auditors for Keynote Systems, Inc. for the fiscal year ending September 30, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   These items of business are more fully described in the proxy statement accompanying this notice.

   Only stockholders of record at the close of business on January 8, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,
                                          /s/ John Flavio
                                          John Flavio
                                          Secretary

San Mateo, California
January 29, 2001

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Proxy Statement for the 2001 Annual Meeting of Stockholders:
  Proposal No. 1--Election of Directors...................................   3
    Directors/Nominees....................................................   3
    Board Meetings and Board Committees...................................   4
    Director Compensation.................................................   4
    Compensation Committee Interlocks and Insider Participation...........   5
    Report of the Audit Committee.........................................   5
  Proposal No. 2--Ratification of Selection of Independent Auditors.......   7
  Security Ownership of Certain Beneficial Owners and Management..........   8
  Executive Compensation..................................................  10
    Summary Compensation Table............................................  10
    Option Grants in Fiscal 2000..........................................  10
    Aggregated Option Exercises in Fiscal 2000 and Option Values at
     September 30, 2000...................................................  11
    Employee Benefit Plans................................................  12
  Compensation Arrangements with Executive Officers.......................  15
  Report of the Compensation Committee....................................  16
  Stock Price Performance Graph...........................................  18
  Certain Relationships and Related Transactions..........................  19
  Stockholder Proposals for the 2002 Annual Meeting of Stockholders.......  20
  Compliance Under Section 16(a) of the Securities Exchange Act of 1934...  20
  Other Business..........................................................  20
Appendix: Charter of the Audit Committee of the Board of Directors........ A-1

                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403

                               ----------------

                                PROXY STATEMENT
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

January 29, 2001

   The accompanying proxy is solicited on behalf of the board of directors of Keynote Systems, Inc., a Delaware corporation, for use at the 2001 Annual Meeting of Stockholders to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive in Redwood City, California, on Tuesday, March 6, 2001 at 10:00 a.m., Pacific Time. Only holders of record of our common stock at the close of business on January 8, 2001, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 27,840,442 shares of common stock outstanding and entitled to vote. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals presented in the accompanying notice of the Annual Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about February 2, 2001. Our annual report and Form 10-K for the fiscal year ended September 30, 2000 are enclosed with this proxy statement.

Voting Rights

   Holders of our common stock are entitled to one vote for each share held as of the record date.

Vote Needed for a Quorum

   A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Effect of Abstentions

   Proxies returned to us but marked as abstentions will not affect the outcome of the vote on each of the proposals, but will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. The failure of a stockholder to submit a proxy or to vote in person at the Annual Meeting (including "broker non-votes") will not affect the outcome of the vote on each of the proposals, and will not be including in determining whether there are sufficient shares to constitute a quorum.

Vote Required to Approve the Proposals

   With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors. Approval and adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the Annual Meeting. The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any of the other proposals by the stockholders.

Adjournment of Meeting

   In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

   We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of the our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

   Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

  .  a written instrument delivered to us stating that the proxy is revoked;

  . a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

  .  attendance at the Annual Meeting and voting in person.

   Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   At the Annual Meeting, stockholders will elect each director to hold office until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until such director's earlier resignation or removal. The size of our board of directors is currently set at five members. Accordingly, five nominees will be elected at the Annual Meeting to be our five directors. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

Directors/Nominees

   The names of the nominees for election to our board of directors at the Annual Meeting, and information about each of them, are included below.

                                                                       Director
 Name                     Age          Principal Occupation             Since
 ----                     ---          --------------------            --------
 Umang Gupta.............  51 Chairman of the Board and Chief
                              Executive Officer of Keynote               1997

 David Cowan.............  34 General Partner of Bessemer Venture
                              Partners                                   1998

 Mark Leslie.............  55 Chairman of the Board and Chief
                               Executive Officer of VERITAS Software
                               Corporation                               1999

 Stratton Sclavos........  39 President, Chief Executive Officer and
                              Director of VeriSign, Inc.                 1999

 Leo Hindery, Jr.........  53 Chairman of the Board of HL Capital,
                              Inc.                                        --

   Umang Gupta has served as one of our directors since September 1997 and as our Chief Executive Officer and Chairman of our board of directors since December 1997. From January 1996 to December 1997, he was a private investor and an advisor to high-technology companies. From October 1984 to January 1996, Mr. Gupta was the founder and Chairman of the board of directors and Chief Executive Officer of Centura Software Corporation, formerly known as Gupta Corporation, a client/server tools and database company. Prior to founding Gupta Corporation, from 1980 to 1984, he was with Oracle Corporation, a database company, where the last position he held was Vice President and General Manager of its Microcomputer Products Division. From 1973 to 1980, Mr. Gupta held various sales and marketing positions at IBM. Mr. Gupta holds a B.S. degree in chemical engineering from the Indian Institute of Technology, Kanpur, India, and has a M.B.A. degree from Kent State University.

   David Cowan has served as one of our directors since March 1998. Since August 1996, Mr. Cowan has been a general partner of Bessemer Venture Partners, a venture capital investment firm, where he now serves as the managing general partner. Mr. Cowan was an associate at Bessemer Venture Partners from July 1992 to July 1996. From August 1996 to April 1997, Mr. Cowan also served as Chief Executive Officer of Visto Corporation, an Internet services company. From January 1995 to June 1996, he served as Chief Financial Officer, and from January 1995 to June 1995, he served as Chairman of the Board, of VeriSign, Inc., a provider of Internet services. Mr. Cowan also serves as a director of VeriSign as well as of several private companies. Mr. Cowan holds an A.B. degree in mathematics and computer science and a M.B.A. degree from Harvard University.

   Mark Leslie has served as one of our directors since June 1999. Since November 2000, he has been the Chairman of the Board of VERITAS Software. Prior to that and since 1990, he served as Chief Executive Officer of VERITAS Software Corporation, a storage management software company. He has served as a director of VERITAS since 1988. He also serves on the board of Brocade Communications Systems, Inc. Mr. Leslie holds a B.A. degree in physics and math from New York University, and he completed Harvard Business School's program for management development.

   Stratton Sclavos has served as one of our directors since April 1999. Since July 1995, Mr. Sclavos has been the President, Chief Executive Officer and a director of VeriSign. From October 1993 to June 1995, he served as Vice President of Worldwide Marketing and Sales of Taligent, Inc., a business development software company that was a joint venture between Apple Computer, IBM and Hewlett-Packard. Mr. Sclavos is also a director of Juniper Networks, Inc. Mr. Sclavos holds a B.S. degree in electrical and computer engineering from the University of California, Davis.

   Leo Hindery, Jr. has been nominated to serve as one of our directors. Since January 2001, Mr. Hindery has served as the chairman of HL Capital, Inc., his family's private investment and charitable organization. From December 1999 to January 2001, he served as the Chairman of the Board and Chief Executive Officer of GlobalCenter Inc., the Internet services subsidiary of Global Crossing Ltd., a web hosting provider, which subsidiary was acquired by Exodus Communications, Inc., in January 2001 In addition, from March 2000 to October 2000, Mr. Hindery served as interim Chief Executive Officer of Global Crossing. From March 1999 to November 1999, he served as the President and Chief Executive Officer of AT&T Broadband, a provider of telephony, video and data services operations. From March 1997 to March 1999, Mr. Hindery served as President and Chief Executive Officer of Tele-Communications, Inc., a cable television and programming company which was acquired by AT&T. Before this, he was Managing General Partner of InterMedia Partners, a cable television system operator that he founded in January 1988. Mr. Hindery also serves as a director of GT Group Telecom Inc., TD Waterhouse Group and several private companies. He holds a B.A. degree in economics and political science from Seattle University and an M.B.A. degree from Stanford University.

                The Board Recommends a Vote FOR the Election of
                       Each of the Nominated Directors.

Board Meetings and Board Committees

 Board Meetings.

   The board met six times, including telephone conference meetings, and acted one time by written consent, during the fiscal year ended September 30, 2000. No director attended fewer than 75% of the total number of meetings held by the board and by all committees of the board on which such director served, during the period that such director served.

 Board Committees.

   Our board of directors has a compensation committee and an audit committee. Our board does not have a nominating committee or a committee performing similar functions.

   Compensation Committee. The current members of our compensation committee are Mr. Cowan and Mr. Leslie. The compensation committee reviews and makes recommendations to our board concerning salaries and incentive compensation for our officers and employees. The compensation committee also administers our 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan.

   Audit Committee. The current members of our audit committee are Mr. Leslie and Mr. Sclavos. Our audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to our board regarding the selection of independent auditors and reviews the results and scope of audits and other services provided by our independent auditors.

Director Compensation

   Cash Compensation. Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable expenses in attending board and board committee meetings.

   Option Grants. On September 24, 1999, the date of our initial public offering, each non-employee director who was a member of our board on or before September 24, 1999, was automatically granted an option under our 1999 Equity Incentive Plan, at an exercise price equal to the fair market value of our common stock on the date of grant, to purchase 50,000 shares unless that director had previously received an option grant. Each non-employee director who becomes a member of our board after September 24, 1999, will be granted an option to purchase 50,000 shares of common stock under our 1999 Equity Incentive Plan, at an exercise price to be equal to the fair market value of our common stock on the date of grant. The options have ten-year terms and terminate three months following the date the director ceases to be one of our directors or consultants or 12 months if the termination is due to death or disability. All options automatically granted to non-employee directors under the plan vest over three years. One-third of the shares subject to these options become exercisable on the earlier of one-year following the director's appointment to our board of directors or the first annual meeting of our stockholders following the grant of the option. The remaining shares subject to these options vest ratably monthly over the two years from the date on which shares first become exercisable. Any unvested shares subject to these options will become immediately exercisable upon a transaction that results in a change of our control.

Compensation Committee Interlocks and Insider Participation

   None of the members of the compensation committee has at any time since our formation been one of our officers or employees. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. Prior to the creation of our compensation committee, all compensation decisions were made by our full board. Mr. Gupta did not participate in discussions by our board with respect to his compensation.

Report of the Audit Committee

   The audit committee of the board of directors monitors the adequacy of Keynote's accounting and financial reporting processes. The committee also evaluates the performance and independence of Keynote's independent auditors. The audit committee operates under a written charter, which was adopted on June 9, 2000, by Keynote's board of directors and by the audit committee, each on June 9, 2000. This written charter is included as an appendix to this proxy statement.

   Under the written charter of the audit committee, until June 13, 2001, the committee will consist of at least two directors, a majority of whom are not officers or employees of Keynote. The current members of the committee are Mr. Leslie and Mr. Sclavos. Each is an "independent" director as defined by the rules of The Nasdaq Stock Market. Beginning on June 14, 2001, the audit committee will consist of at least three directors and each member of the committee must be "independent" as defined by the rules of The Nasdaq Stock Market.

   Keynote's financial and senior management supervise its systems of internal controls and the financial reporting process. Keynote's independent auditors perform an independent audit of its consolidated financial statements in accordance with generally accepted accounting principles and issue a report on these consolidated financial statements. The audit committee monitors these processes.

   The audit committee has reviewed Keynote's audited consolidated financial statements for the fiscal year ended September 30, 2000 and has met with both the management of Keynote and its independent accountants to discuss the consolidated financial statements. Keynote's management represented to the audit committee that its audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.

   The audit committee discussed with Keynote's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received from Keynote's independent auditors the written disclosures and letter required by Independence

Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with Keynote's independent auditors the independence of that firm.

   Based on the audit committee's discussions with the management of Keynote and Keynote's independent auditors and based on the audit committee's review of Keynote's audited consolidated financial statements together with the report of Keynote's independent auditors on the consolidated financial statements and the representations of Keynote's management with regard to these consolidated financial statements, the audit committee recommended to Keynote's board of directors that the audited consolidated financial statements be included in Keynote's annual report on Form 10-K for the fiscal year ended September 30, 2000 filed with the Securities and Exchange Commission.

                                          Audit Committee

                                          Mark Leslie
                                          Stratton Sclavos

                                PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The audit committee of our board of directors has selected KPMG LLP as the independent auditors to perform the audit of our financial statements for the fiscal year ending September 30, 2001, and the stockholders are being asked to ratify such selection. Effective February 1999, our board of directors approved a change in our accountants and engaged KPMG as our principal accountants to audit our financial statements. We did not consult with KPMG on any accounting or financial reporting periods before their engagement. Before this change, Arthur Andersen LLP served as our independent auditors. The dismissal of Arthur Andersen effective February 1999, was approved by our full board of directors prior to the creation of our audit committee.

  Arthur Andersen performed the first full fiscal year audit of our financial statements for the fiscal year then ended December 31, 1996, as well as the audit for the fiscal year then ended December 31, 1997. The report of Arthur Andersen on our financial statements prepared in connection with the December 31, 1996 and 1997 audits was unqualified. Furthermore, in connection with the December 31, 1996 and 1997 audits and during the subsequent interim period prior to the dismissal of Arthur Andersen, there were no disagreements between us and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of such disagreements in connection with its report.

  Following our engagement of KPMG effective February 1999, KPMG completed an audit of our financial statements for the fiscal year then ended December 31, 1998. Subsequent to this audit, we changed our fiscal year end from December 31 to September 30. As the prior year audits performed by Arthur Andersen were as of December 31, KPMG audited the fiscal years ended September 30, 1996, 1997 and 1998. KPMG has since audited our two most recent fiscal years ended September 30, 1999 and 2000.

  Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

               The Board Recommends a Vote FOR the Ratification
                         of the Selection of KPMG LLP

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table presents information as to the beneficial ownership of our common stock as of December 31, 2000:

  . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  .  each of our directors;

  . our Chief Executive Officer and four other most highly compensated executive officers whose salary and bonus for the fiscal year ending September 30, 2000 was more than $100,000; and

  .  directors and executive officers as a group.

   The percentage ownership is based on 27,840,442 shares of common stock outstanding as of December 31, 2000. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of December 31, 2000, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for each of the 5% or greater stockholders listed below is c/o Keynote Systems, Inc., 2855 Campus Drive, San Mateo, CA 94403, unless otherwise noted.

                                               Shares Beneficially Owned
                                               -----------------------------
Name of Beneficial Owner                       Number of Shares   Percent
------------------------                       -----------------  ----------
Umang Gupta(1)................................         2,167,232         7.78%
Eugene Shklar.................................         2,023,140         7.27
FMR Corp.(2)..................................         1,686,940         6.06
 One Federal Street
 Boston, Ma 02110-2003
Stratton Sclavos(2)...........................         1,389,122         4.98
David Cowan(3)................................         1,196,319         4.29
Donald Aoki(4)................................           282,397         1.01
Lloyd Taylor(5)...............................           129,124       *
Roger Higgins(6)..............................           112,859       *
Mark Leslie(7)................................            77,777       *
John Flavio(8)................................            44,365       *
Leo Hindery, Jr. .............................               --        *
All 13 directors and executive officers as a
 group(9).....................................         5,273,058        19.48%

--------
 * Indicates beneficial ownership of less than 1%.

(1) Includes 70,000 shares held by the Gupta Family 1999 Irrevocable Trust. Mr. Gupta disclaims beneficial ownership of the shares held by this entity except to the extent of his pecuniary interest in the shares.

(2) Based solely on information provided by FMR Corp. in a Form 13F filed with the Securities and Exchange Commission on November 14, 2000.

(3) Includes 1,361,345 shares held by VeriSign, Inc. Mr. Sclavos, one of our directors, is President and Chief Executive Officer of VeriSign. Mr. Sclavos disclaims beneficial ownership of the shares held by VeriSign. also Includes 27,777 shares subject to an option exercisable within 60 days of December 31, 2000.

(4) Includes 430,463 shares held by Bessec Ventures IV L.P., 426,933 shares held by Bessemer Venture Partners IV, L.P., 105,716 shares held by Bessemer Venture Investors and 53,179 shares held by Bessemer Venture Associates. Mr. Cowan, one of our directors, is a general partner of the general partner of these entities. Mr. Cowan disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in them. Includes 27,777 shares subject to an option exercisable within 60 days of December 31, 2000.

(5) Includes 5,342 shares held by Mr. Aoki as trustee for his minor children. Includes 2,083 shares subject to an option exercisable within 60 days of December 31, 2000. Of the shares held by Mr. Aoki, 18,301 shares remained subject to our right of repurchase as of December 31, 2000.

(6) Includes 62,500 shares subject to options exercisable within 60 days of December 31, 2000. Of the shares held by Mr. Taylor, 78,125 shares remained subject to our right of repurchase as of December 31, 2000.

(7) Represents 42,859 shares held by the Roger W. Higgins and Priscilla Higgins Revocable Trust and 70,000 shares held by the Higgins-Trapwell Family Foundation. Mr. Higgins disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in the shares. Of the shares held by Mr. Higgins, 11,685 shares remained subject to our right of repurchase as of December 31, 2000.

(8) Represents 30,000 shares held by Leslie Investments, LLC. Mr. Leslie, one of our directors, disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Includes 47,777 shares subject to options exercisable within 60 days of December 31, 2000.

(9) Includes 30,728 shares subject to options exercisable within 60 days of December 31, 2000.

(10) Includes 185,515 shares subject to options exercisable within 60 days of December 31, 2000. Of the shares held, 118,341 shares remained subject to our right of repurchase as of December 31, 2000.

                            EXECUTIVE COMPENSATION

   The following table presents compensation information for the fiscal years ending September 30, 1998, 1999 and 2000 paid or accrued to our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus for the year ended September 30, 2000 was more than $100,000.

                          Summary Compensation Table

                                                       Annual        Long Term
                                                    Compensation    Compensation
                                                  ----------------- ------------
                                                                       Awards
                                                                     Securities
                                           Fiscal                    Underlying
Name and Principal Position                 Year   Salary   Bonus     Options
---------------------------                ------ -------- -------- ------------
Umang Gupta...............................  2000  $200,860 $100,000    300,000
 Chief Executive Officer                    1999   188,288      --         --
                                            1998   119,704      --   1,750,000

Roger Higgins.............................  2000   179,518  113,124        --
 Vice President of Worldwide Sales          1999   185,479   88,145        --
                                            1998   181,466   61,034        --

John Flavio...............................  2000   173,713   17,000     30,000
 Vice President of Finance and              1999    31,417      --     205,000
 Chief Financial Officer                    1998       --       --         --

Donald Aoki...............................  2000   168,842    8,500     30,000
 Vice President of Engineering              1999   166,920      --      50,000
                                            1998   144,748      --         --

Lloyd Taylor..............................  2000   164,984   14,630     30,000
 Vice President of Operations               1999   114,001      --     200,000
                                            1998        --      --         --

                         Option Grants in Fiscal 2000

   The following table presents the grants of stock options under our 1999 Equity Incentive Plan during the year ended September 30, 2000 to our Chief Executive Officer and our four other most highly compensated executive officers.

   All options granted under our 1999 Equity Incentive Plan are either incentive stock options or nonqualified stock options. Options granted under our 1999 Equity Incentive Plan may be, immediately exercisable subject to our right to repurchase these shares upon termination of the optionee's employment with us. This right generally lapses as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. Options granted under our 1999 Equity Incentive Plan that are not immediately exercisable generally vest over four years and become exercisable as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. Options expire 10 years from the date of grant.

   Options were granted at an exercise price equal to the fair market value of our common stock, as determined by our board on the date of grant. In the year ending September 30, 2000, we granted to our employee's options to purchase a total of 2,488,273 shares of our common stock.

   Potential realizable values are computed by:

  . multiplying the number of shares of common stock subject to a given option by the market price per share of our common stock on the date of grant;

  . assuming that the aggregate option exercise price as derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire 10 year term of the option; and

  .  subtracting from that result the aggregate option exercise price.

   The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The closing price per share of our common stock as reported on the Nasdaq National Market on September 29, 2000, the last trading day of fiscal 2000, was $26.75.

                                       Individual Grants                Potential Realizable
                         --------------------------------------------- Value at Assumed Annual
                         Number of   Percent of                         Rates of Stock Price
                         Securities Total Options                      Appreciation for Option
                         Underlying  Granted to   Exercise                      Term
                          Options   Employees in    Price   Expiration -----------------------
Name                      Granted    Fiscal 2000  Per Share    Date        5%          10%
----                     ---------- ------------- --------- ---------- ----------- -----------
Umang Gupta.............  300,000       12.1%      $ 70.00   01/16/10  $13,206,787 $33,468,592


Roger Higgins...........      --         --            --         --           --          --

John Flavio.............   30,000        1.2        35.875   08/10/10      676,848   1,715,265

Donald Aoki.............   30,000        1.2        35.875   08/10/10      676,848   1,715,265

Lloyd Taylor............   30,000        1.2        35.875   08/10/10      676,848   1,715,265

                Aggregated Option Exercises in Fiscal 2000 and
                      Option Values at September 30, 2000

   The following table presents the number of shares acquired and the value realized upon exercise of stock options during the year ended September 30, 2000. The value realized upon exercise is calculated by subtracting the aggregate option exercise price from the fair market value of the shares on the date of exercise. The table also presents the number of shares of common stock subject to "vested" and "unvested" stock options held as of September 30, 2000 by our Chief Executive Officer and our four other most highly compensated executive officers. Also presented is the value of "in-the-money" options as of September 30, 2000, which represents the positive difference between the aggregate exercise price of the outstanding stock option and the aggregate fair market value of the option based on $26.75, the closing price per share of our common stock on September 29, 2000, the last trading day of fiscal 2000, as reported on the Nasdaq National Market.

   Each of the options granted to the optionees listed in the table below was either immediately exercisable upon grant, subject to our right to repurchase the option shares upon termination of the optionee's employment, or generally vests over four years and becomes exercisable as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month.

                                                                             Value of
                                                      Number of             Unexercised
                                                Securities Underlying      In-the-Money
                          Number of              Unexercised Options        Options at
                           Shares               at September 30, 2000   September 30, 2000
                         Acquired on   Value    ----------------------  -------------------
Name                      Exercise    Realized   Vested     Unvested     Vested   Unvested
----                     ----------- ---------- ---------- -----------  -------- ----------
Umang Gupta.............      --     $      --         --      300,000  $    --  $      --

Roger Higgins...........      --            --         --          --        --         --

John Flavio.............   62,500     2,983,970     11,458     161,042   214,763  2,457,038

Donald Aoki.............    5,417       210,503        --       73,750       --     820,313

Lloyd Taylor............   20,832     1,040,603      1,042      58,126    19,538    527,363

   In the case of immediately exercisable options, our right to repurchase the shares generally lapses over four years and as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. As of September 30, 2000, our Chief Executive Officer and four other most highly compensated executive officers had exercised options to purchase the following shares that remained subject to our right of repurchase:

                                                                        Shares
                                                                      Subject to
     Name                                                             Repurchase
     ----                                                             ----------
     Umang Gupta.....................................................      --
     Roger Higgins...................................................   24,108
     John Flavio.....................................................      --
     Donald Aoki.....................................................   28,804
     Lloyd Taylor....................................................   87,500

Employee Benefit Plans

 1996 Stock Option Plan and 1999 Stock Option Plan

   Our 1996 Stock Option Plan and 1999 Stock Option Plan terminated upon the date of our initial public offering in September 1999, at which time our 1999 Equity Incentive Plan became effective. Since that time, no additional options have been granted or in the future will be granted under these plans. However, this termination did not affect any options outstanding under these plans, all of which will remain outstanding until exercised or until they terminate or expire by their terms. Options granted under these plan are subject to terms substantially similar to those described below with respect to options granted under our 1999 Equity Incentive Plan.

 1999 Equity Incentive Plan

   Shares Reserved Under the Plan. The board of directors has adopted and our stockholders have approved our 1999 Equity Incentive Plan. The board initially reserved 5,000,000 shares of common stock available for issuance under this plan. In addition, upon the date of our initial public offering on September 24, 1999, a total of 438,037 additional shares previously reserved for grant under our 1996 Stock Option Plan and 1999 Stock Option Plan became available for grant under the under our 1999 Equity Incentive Plan. These shares either had not been issued, were not subject to outstanding grants, had been issued but were subsequently forfeited or repurchased by us, or were subject to options that expired or became unexersiable. Shares will again be available for grant and issuance under the plan that:

  . are subject to issuance upon exercise of an option granted under the plan that cease to be subject to the option for any reason other than exercise of the option;

  . have been issued upon the exercise of an option granted under the plan that are subsequently forfeited or repurchased by us at the original purchase price; or

  . are subject to an award granted pursuant to a restricted stock purchase agreement under the plan that are subsequently forfeited or repurchased by us at the original issue price.

   In addition, on January 1 of each year, the total number of shares reserved for issuance under the plan increases automatically by a number of shares equal to 5% of our outstanding shares on December 31 of the preceding year. As of September 30, 2000, options to purchase 3,926,820 shares were outstanding, and we had 3,903,110 shares of common stock available for issuance under the plan, including our 1996 Stock Option Plan and 1999 Stock Option Plan. As of January 1, 2001, the date of the automatic increase, options to purchase 3,852,865 shares were outstanding, and we had 5,322,816 shares of common stock available for issuance under the plan, including our 1996 Stock Option Plan and 1999 Stock Option Plan.

   Term of the Plan. The plan became effective on September 24, 1999. The plan will terminate after 10 years, unless it is terminated earlier by our board. The plan authorizes the award of options, restricted stock awards and stock bonuses. If we are dissolved, liquidated or have a "change in control" transaction, outstanding awards may be assumed or substituted by the successor corporation, if any. In the discretion of the compensation committee, the vesting of these awards may accelerate upon one of these transactions.

   Administration of the Plan. The plan is administered by our compensation committee, all of the members of which are "non-employee directors" under applicable federal securities laws and "outside directors" as defined under applicable federal tax laws. Except for the automatic option grants to non-employee directors described below, the compensation committee has the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Grants or options to purchase fewer than 15,000 shares of our common stock can be authorized by our Chief Executive Officer and ratified by our compensation committee.

   Eligibility to Participate. The plan authorizes the award of stock options, restricted stock awards and stock bonuses. These may be granted to our employees, officers, directors, consultants, independent contractors and advisors or those of any parent or subsidiary of us, provided the consultants, independent contractors and advisors provide bona fide services to us not in connection with the offer and sale of securities in a capital-raising transaction. No person is eligible to received more than 4,000,000 shares in any calendar year under the Plan, other than our new employees or new employees of a parent or subsidiary of us, who are eligible to receive up to 4,500,000 shares in the calendar year in which they begin their employment with us. Awards, other than nonqualified stock options, granted under the plan may not be transferred in any manner other than by will or by the laws of descent and distribution. The plan allows exceptions to this restriction with respect to awards that are nonqualified stock options.

   Stock Options. The plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to our employees or employees of a parent or subsidiary of us. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our common stock on the date of grant. The exercise price of non-qualified stock options must be at least equal to 85% of the fair market value of our common stock on the date of grant. Options granted under the plan are exercisable as they vest. In general, options vest over a four-year period and as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. The maximum term of options granted under the plan is 10 years. Our non-employee directors are entitled to receive stock option grants to purchase 50,000 shares of our common stock which vest as to 33.3% of the shares subject to the option upon the earlier of one year of service as a director or the date of our annual meeting and as to 2.82% of the shares each succeeding month.

   Options may be exercised during the lifetime of the optionee only by the optionee. The compensation committee could provide for differing provisions in individual award agreements, but only with respect to awards that are not incentive stock options. Options granted under the plan generally may be exercised for a period of time after the termination of the optionee's service to us or a parent or subsidiary of us. Options will generally terminate three months after the termination of employment or twelve months if the termination is due to death or disability.

   Restricted Stock and Stock Bonus Awards. The plan authorizes the grant of restricted stock and stock bonus awards either in addition to or in lieu of other awards under the plan, under the terms, conditions and restrictions as the compensation committee may provide. They may be issued for past services or may be awarded upon the completion of certain services or performance goals.

 1999 Employee Stock Purchase Plan

   The board has adopted and our stockholders have approved the 1999 Employee Stock Purchase Plan. The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Rights granted under the plan are not transferable by a participant other than by will or the laws of descent and distribution.

   Shares Reserved Under the Plan. The board of directors initially reserved 400,000 shares of common stock under this plan. On each January 1, the aggregate number of shares reserved for issuance under this plan will increase automatically by a number of shares equal to 1% of our outstanding shares on December 31 of the preceding year. The aggregate number of shares reserved for issuance under the plan may not exceed 4,000,000. As of September 30, 2000, we had 562,831 shares of common stock available for issuance under the plan and 73,256 shares had been purchased under the plan. As of January 1, 2001, the date of the automatic increase, we had 278,322 shares of common stock available for issuance under the plan and no additional shares had been purchased under the plan since September 30, 2000.

   Administration of the Plan. The plan is administered by our compensation committee. Our compensation committee has the authority to construe and interpret the plan, and its decisions are final and binding.

   Eligibility to Participate. Employees generally are eligible to participate in the plan if they are employed 10 days before the beginning of the applicable offering period and they are customarily employed by us, or our parent or any subsidiaries that we designate, for more than 20 hours per week and more than five months in a calendar year and are not, and would not become as a result of being granted an option under the plan, 5% stockholders of us or our designated parent or subsidiaries. Participation in the plan ends automatically upon termination of employment for any reason.

   How Purchases are Made. Under the plan, eligible employees are permitted to acquire shares of our common stock through payroll deductions. Eligible employees may select a rate of payroll deduction between 2% and 10% of their compensation and are subject to maximum purchase limitations.

   Each offering period under the plan is for two years and consists of four six-month purchase periods. The first offering period began on September 24, 1999, the first business day on which price quotations for our common stock were available on the Nasdaq National Market. Offering periods and purchase periods will begin on February 1 and August 1 of each year. However, because the first day on which price quotations for our common stock was available on the Nasdaq National Market was not be February 1 or August 1, the length of the first offering period will be less than two years, and the length of the first purchase period will be more than six months.

   The plan provides that, in the event of our proposed dissolution or liquidation, each offering period that commenced prior to the closing of the proposed event shall continue for the duration of the offering period, provided that the compensation committee may fix a different date for termination of the plan. The purchase price for our common stock purchased under the plan is 85% of the lesser of the fair market value of our common stock on the first or last day of the applicable offering period. The compensation committee has the power to change the duration of offering periods without stockholder approval, if the change is announced at least 15 days prior to the beginning of the affected offering period.

   Term of the Plan. The plan became effective on September 24, 1999. The plan will terminate 10 years from the date the plan was adopted by our board, unless it is terminated earlier under the terms of the plan. The board has the authority to amend, terminate or extend the term of the plan, except that no action may adversely affect any outstanding options previously granted under the plan.

   Amendments to the Plan. Except for the automatic annual increase of shares described above, stockholder approval is required to increase the number of shares that may be issued or to change the terms of eligibility under the plan. The board may make amendments to the plan as it determines to be advisable if the financial accounting treatment for the plan is different from the financial accounting treatment in effect on the date the plan was adopted by the board.

               COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

   Other than our employment agreement with Mr. Gupta, our Chief Executive Officer, which is described below, we do not have employment agreements with any of our executive officers. Options granted to our four most highly compensated executive officers during the fiscal year ended September 31, 2000 are described above in the section "Executive Compensation."

   Umang Gupta. In December 1997, we entered into an employment agreement with Mr. Gupta, our Chief Executive Officer. This agreement establishes Mr. Gupta's annual base salary and eligibility for benefits and bonuses. Under this agreement, Mr. Gupta was granted an option to purchase 1,750,000 shares of common stock at an exercise price of $0.20 per share. This option was immediately exercisable, subject to our right to repurchase the shares of common stock upon termination of his employment. Mr. Gupta exercised this option in April 1998. Our right of repurchase has now lapsed as to all of these shares. Also under this agreement, Mr. Gupta was granted a warrant to purchase 265,000 shares of common stock at a purchase price of $1.30 per share. Mr. Gupta exercised this warrant in September 1999. This agreement continues until it is terminated upon written notice by Mr. Gupta or us. If we terminate his employment for cause or if he voluntarily elects to terminate his employment, we must pay his salary and other benefits through the date of his termination. If his employment is terminated by us without cause or if he terminates his employment due to a material reduction in his salary or benefits, a material change in his responsibilities or a sale of us, we must pay his salary and benefits through the date of his termination and his salary for six additional months after this date.

   In connection with a loan agreement, dated as of May 1999, Mr. Gupta agreed that, except in the case of a sale of us, he will not voluntarily elect to terminate his employment before the earlier of December 31, 2001 or the date on which a successor chief executive officer commences employment with us.

   Olivier Carron. In April 2000, we granted Mr. Carron, our Vice President of Keynote Europe, options to purchase 20,000 shares of common stock at an exercise price of $35.625 per share. In September 2000, we granted him options to purchase 20,000 shares of common stock at an exercise price of $22.313. Each of these options vests as to 25% of the shares subject to the option one year after the date of grants and as to 2.083% of the total shares each succeeding month.

   Marilyn Kanas. In June 2000, we granted Ms. Kanas, our Vice President of Marketing and Public Services, options to purchase 29,700 shares of common stock at an exercise price of $50.063 per share. In September 2000, we granted her an option to purchase 40,000 shares of common stock at an exercise price of $22.313 per shares. Each of these options vests as to 25% of the shares subject to the option one year after the date of grants and as to 2.083% of the total shares each succeeding month.

   Kevin Brown. In June 2000, we granted Mr. Brown, our Vice President of U.S. Sales, options to purchase 20,000 shares of common stock at an exercise price of $54.75 per share. In August 2000, we granted him an option to purchase 40,000 shares of common stock at an exercise price of $35.875 per share. Each of these options vests as to 25% of the shares subject to the option one year after the date of grants and as to 2.083% of the total shares each succeeding month.

                     REPORT OF THE COMPENSATION COMMITTEE

   The compensation committee of the board of directors administers Keynote's executive compensation program. The current members of the compensation committee are Mr. Cowan and Mr. Leslie. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. Neither of Mr. Cowan nor Mr. Leslie has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

   The role of the compensation committee is to set the salaries and other compensation of Keynote's executive officers and other key employees, and to make grants of stock options to purchase in excess of 15,000 shares and to administer the stock option and other employee equity and bonus plans. Grants of options to purchase fewer than 15,000 shares can be authorized by our Chief Executive Officer, Umang Gupta, and ratified by the compensation committee. Keynote's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Keynote to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

  . base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Keynote and with which Keynote competes for executive personnel;

  . annual variable performance awards, such as bonuses, payable in cash and/or stock-based incentive awards, tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

  . long-term stock-based incentive awards which strengthen the mutuality of interests between Keynote's executive officers and Keynote's stockholders.

Executive Compensation

   Base Salary. Salaries for executive officers for the fiscal year ended September 30, 2000 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Annual Incentive Awards. In the past, Keynote has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive's annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives. This practice is expected to continue and each executive's annual performance will be measured by the achievement of established goals and objectives.

   Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of Keynote's stockholders and encourages executive officers to remain employed with Keynote. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed with Keynote for the period required for the shares to vest.

   Keynote grants stock options in accordance with the 1999 Equity Incentive Plan. In the fiscal year ended September 30, 2000, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of Keynote's stockholders. Stock options typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact Keynote's results, past performance or consistency within the officer's peer group. In the fiscal year ended September 30, 2000, the compensation committee considered these factors. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Keynote and to strive to increase the value of Keynote's common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Keynote's common stock on the date of grant.

Chief Executive Officer Compensation

   Mr. Gupta's base salary, target bonus, bonus paid and long-term incentive awards for the fiscal year ended September 30, 2000 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to the Keynote's Stock Option Plans and Equity Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of Keynote or its stockholders.

                                          Compensation Committee

                                          David Cowan
                                          Mark Leslie

                         STOCK PRICE PERFORMANCE GRAPH

   The follow table compares the cumulative total stockholder return on our common stock, the Nasdaq Composite Index and The Street.com Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Index and The Street.com Index on September 24, 1999, the date of our initial public offering, and calculates the annual return through September 30, 2000. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

-------------------------------------------------------
                            9/24/99   9/30/99   9/30/00
-------------------------------------------------------
Keynote Systems, Inc.         100        92        98
-------------------------------------------------------
Nasdaq Composite Index        100       100       134
-------------------------------------------------------
The Street.com Index          100       105       116
-------------------------------------------------------

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Other than the compensation arrangements, which are described where required in "Director Compensation" and "Executive Compensation" and the transactions described below, since October 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  .  in which the amount involved exceeds $60,000; and

  . in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Loans to Executive Officers

   Umang Gupta. In April 1998, we loaned $280,000 to Umang Gupta, our Chief Executive Officer, secured by a pledge of shares of our common stock subject to his options, in connection with his exercise of options to purchase these shares. In May 1999, we loaned $300,000 to Mr. Gupta, evidenced by a full recourse promissory note and secured by pledge of shares of our common stock subject to his options, in connection with the acceleration of the lapse of our repurchase right with respect to the shares of our common stock owned by him. In June 1999, these loans were consolidated into a single loan that accrued interest at a rate of 6.0% per year and was due and payable on or before December 31, 2001. The largest aggregate amount outstanding under this loan during the year ended September 30, 2000, was $580,000. This loan, including accrued interest, was paid in full in April 2000.

   Lloyd Taylor. In January 1999, we loaned an additional $75,000 to Lloyd Taylor, our Vice President of Operations, secured by a pledge of shares of our common stock subject to his options, in connection with his exercise of an option to purchase these shares. This note accrued interest at a rate of 7.0% per yea and was due and payable on or before January 2004. Additionally in January 1999, we loaned $150,000 to Mr. Taylor, secured by a loan and security agreement, in connection with his relocation to California. The loan accrued interest at a rate of 9.0% and was due and payable on or before January 2002. The largest aggregate amount outstanding under these loans during the year ended September 30, 2000, was $225,000. These loans, including accrued interest, were paid in full in March 2000.

   Marlene Williamson. In November 1999, we loaned $263,000 to Marlene Williamson, our Vice President of Marketing, secured by pledge of shares of our common stock, in connection with her relation to California. The loan accrued interest at a rate of 6.0% per year and was due and payable on or before May 2000. The largest aggregate amount outstanding under this loan during the year ended September 30, 2000 was $263,000. This loan, including accrued interest, was paid in full in May 2000.

   John Flavio. In December 1999, we loaned $200,000 to John Flavio, our Chief Financial Officer, secured by a pledge of shares of our common stock, in connection with his relocation to California. The loan accrued interest at a rate of 6.0% per year and was due and payable on or before June 2000. The largest aggregate amount outstanding under this loan during the year ended September 30, 2000 was $200,000. This loan, including accrued interest, was paid in full in March 2000.

   Donald Aoki. In January 2001, we loaned $575,000 to Don Aoki, our Vice President of Engineering, secured by a pledge of shares of our common stock and a deed of trust on certain real property. The loan accrues interest at a rate of 5.9% per year and is due and payable on or before January 2002. The entire principal amount of this loan is currently outstanding.

       STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at our 2002 Annual Meeting of Stockholders must be received by us at our principal executive offices no later than 120 calendar days before the date of this proxy statement, or October 1, 2001, in order to be included in our proxy statement and form of proxy relating to the meeting. Proposals of stockholders received by us at our principal executive offices later than 45 days after the date this proxy statement was first mailed to our stockholders, or December 19, 2001, will be considered untimely and may not be presented at our 2001 Annual Meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

   Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the year ended September 30, 2000 were met.

                                OTHER BUSINESS

   The board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the Annual Meeting.

                                                                       Appendix

                             KEYNOTE SYSTEMS, INC.

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Keynote Systems, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  . monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, and the Company's financial and senior management;

  . review and evaluate the independence and performance of the Company's independent auditors; and

  . facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

   The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

   All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

   Meetings of the Committee shall be held at least quarterly and more frequently as determined to be appropriate by the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or the independent auditors believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

   1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

   2. In connection with the Committee's review of the annual financial statements:

  . Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

  . Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   3. In connection with the Committee's review of the quarterly financial statements:

  . Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

  . Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

   4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

   5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by management and by the independent auditors.

   6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or such persons believe should be discussed privately with the Committee.

   7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

   8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

   9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

   10. Review the independent auditors' audit plan.

   11. Approve the fees and other significant compensation to be paid to the independent auditors.

   12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

   13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

   14. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

   15. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

   16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

                             KEYNOTE SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the board of directors of Keynote Systems,
                                      Inc.

  The undersigned hereby appoints Umang Gupta and John Flavio, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share, of Keynote Systems, Inc., held of record by the undersigned on January 8, 2001, at the Annual Meeting of Stockholders to be held at the Hotel Sofitel in Redwood City, California, on Tuesday, March 6, 2001, at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof.
  1. Election of Directors.

       [_] FOR all nominees listed                   [_] WITHHOLDING AUTHORITY
         below (except as indicated to the contrary    to vote for all nominees
         below)                                        listed below

       Nominees: Umang
         Gupta                  Instruction: To withhold authority to vote for
       David Cowan              any individual nominee, write that
       Mark Leslie              nominee's name in the space
       Stratton
         Sclavos                provided below.
       Leo Hindery,
         Jr.                               ______________________________________________
                                           ______________________________________________

  2. Ratification of The Selection of KPMG LLP as Keynote Systems, Inc.'s Independent Auditors for the Fiscal Year Ending September 30, 2001.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  The board of directors recommends that you vote FOR the election of the five nominees listed in Proposal No. 1 and FOR Proposal No. 2.

                  (Continued and to be signed on reverse side)



                          (Continued from other side)
  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

                                          --------------------------
                                            (Print Stockholder(s)
                                                    name)

                                          --------------------------
                                               (Signature(s) of
                                          Stockholder or Authorized
                                                  Signatory)

                                          --------------------------

                                          Dated: ___________________

  Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

 Whether or not you plan to attend the Annual Meeting in person, you are urged to
    complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the Annual Meeting.